UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2009

THESTREET.COM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-25779 (Commission File Number)	06-1515824 (IRS Employer Identification No.)

14 WALL STREET, 15TH FLOOR

NEW YORK, NEW YORK 10005
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (212) 321-5000

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                      Termination of a Material Definitive Agreement

On February 12, 2009, TheStreet.com, Inc. (the “Company”) delivered to its chief financial officer, editor-in-chief, general counsel and certain other executives a notice of non-renewal of such officer’s or executive’s employment agreement with the Company.  The notices, which are part of a new initiative to revise the Company’s employment practices with respect to its management compensation structure, advise each officer that the Company will provide a new document detailing the terms of each such officer’s continued employment to each officer prior to the expiration of his or her existing employment agreement. The new initiative is designed to implement management employment practices in line with certain recent trends in corporate governance and executive compensation favorable to companies and their shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THESTREET.COM, INC. (Registrant)

Date: February 19, 2009	By:	/s/ Thomas J. Clarke, Jr
Thomas J. Clarke, Jr
Chief Executive Officer